UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009

AFFINITY GOLD CORP.
(Exact name of registrant as specified in charter)

Commission File Number 333-142890

Nevada	26-4152475
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Av. Arenales 335
Cercado, Lima, Peru
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  011-511-627-4603

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Asset Purchase Agreement

On March 2, 2009, Affinity Gold Corp. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with AMR Project Peru, S.A.C.(“AMR”), a Peruvian corporation, whereby the Company has agreed to pay US$200,000 and to issue 12,000,000 shares of common stock of the Company to AMR in accordance with the terms and conditions of the Asset Purchase Agreement as consideration for the acquisition of the mining concession title named “AMR Project” covering 500 hectares and the physical mining concession certificate as evidenced by Certificate No. 7996-2006-INACC-UADA granted to AMR by the Republic of Peru, National Institute of Concessions and Mining Cadastre on December 11, 2006, including all improvements, structures and equipment on and used by AMR on such mining concession rights (collectively, the “Mining Concession Rights”), which Mining Concession Rights are located in the Inambari River Basin of Puno, Peru. The closing of the Asset Purchase Agreement is to be held on April 30, 2009 (the “Closing Date”), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Company and AMR, with any extension of the Closing Date being a maximum of 14 days per extension.

In accordance with the Asset Purchase Agreement, if the geological report to be prepared by an independent consultant under Industry Guide 7 or NI 43-101 indicates less estimated reserves on the Mining Concession Rights than as represented by AMR and the geological report prepared by Dr. Estanislao de la Cruz C., dated September 2007, then the Company and AMR agree to adjust the amount of shares that were issued to AMR as the purchase price downward on the same percentage as compared to the difference in estimated reserves from the new geological report to the geological report prepared by Dr. de la Cruz C. If required, AMR agrees to surrender to the Company for cancellation that amount of shares under an adjustment to the purchase price, including any ancillary documentation as may be required by the Company’s transfer agent.

Mr. Antonio Rotundo, who is the President, CEO, CFO and a director of the Company is also a major shareholder of AMR along with his father, Mario Rotundo, who is the other major shareholder of AMR.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference. In addition, a translated copy of the geological report prepared by Dr. Estanislao de la Cruz C., is attached hereto as Exhibit 10.2.

Letter Agreement

In addition, concurrently with the completion of the Asset Purchase Agreement, by way of a letter agreement entered into on March 2, 2009 (the “Letter Agreement”) between Affinity Gold Corp. and Mr. Antonio Rotundo, the Company’s President, CEO, CFO and director, Mr. Rotundo has agreed to cancel 26,500,000 shares of the 34,800,000 shares of common stock of the Company currently registered in his name in order to encourage the Company to enter into the Asset Purchase Agreement and to encourage equity investment into the Company.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is attached hereto as Exhibit 10.3, and which is incorporated herein by reference.

Share Purchase Agreements

On March 4, 2009, Mr. Antonio Rotundo, our President, CEO, CFO and a director, entered into a share purchase agreement with Corey Sandberg, our Secretary, Treasurer and a director, whereby Mr. Rotundo agreed to sell 1,000,000 shares of his 34,800,000 shares of our issued and outstanding common stock to Mr. Sandberg for a purchase price of $1,666.67. The closing of this share purchase agreement is to take place on or before March 6, 2009.

In addition, on March 4, 2009, Mr. Antonio Rotundo entered into a share purchase agreement with Johnny Lian Tian Yong, a newly appointed director of the Company, whereby Mr. Rotundo agreed to sell 6,000,000 shares of his 34,800,000 shares of our issued and outstanding common stock to Mr. Lian for a purchase price of $10,000.00. The closing of this share purchase agreement is to take place on or before March 6, 2009.

Upon consummation of these two share purchase agreements, Mr. Antonio Rotundo will be the owner of 27,800,000 shares of our common stock representing approximately 43% of our issued and outstanding common stock.

The foregoing description of the share purchase agreements do not purport to be complete and are qualified in their entirety by reference to the share purchase agreements, which are attached hereto as Exhibits 10.4 and 10.5, and which are incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 4, 2009, Mr. Johnny Lian Tian Yong was appointed by the Board of Directors as a director of the Company.

Johnny Lian Tian Yong (age 43) is currently the Chairman of JAS Singapore Group of Companies, a Singapore corporation, that has subsidiary and affiliate businesses spanning more than 13 countries, covering medical and hospitality services, finance and investments, logistics, human resources and professional development, green technologies and information technology services. Mr. Lian has been the Chairman of JAS Singapore Group of Companies since October 1992. From October 2000 to present, Mr. Lian has been a director of JAS Medical Screening Centre Pte., Ltd., a Singapore corporation, that provides health services for the needy and medical screening for Chinese immigrants, foreign workers and foreign students coming into Singapore. From June 1996 to present, Mr. Lian has been a director of JAS Employment Agency Pte., Ltd., a Singapore corporation, that facilitates the influx of foreign workers and immigrants applying for work and residence in Singapore. From June 2004 to present, Mr. Lian has been a director of JAS Plastic Industries Pte., Ltd., a Singapore corporation, that is involved in recycling waste plastics from corporations around the world into useful products. From September 2005 to present, Mr. Lian has been a director of JAS Marketing Pte., Ltd., a Singapore corporation, that provides business consulting concentrating on establishing trading ties with other companies, cooperation and consensus with fellow partners in the industry and identifying market threats and opportunities. From June 2003 to present, Mr. Lian has been a director of JAS Technology Pte., Ltd., a Singapore corporation, that is in the business of remote video surveillance for world-wide locations through Wi-Fi and GPRS, as well as providing spare marine hardware for commercial and pleasure users of the sea. From January 2007 to present, Mr. Lian has been a director of JASTROL Pte., Ltd., a Singapore corporation, that functions as a gold bullion broker, dealer and also as a goldsmith in Singapore.

Mr. Lian’s first successful venture was in recycling of plastic into re-useable raw materials for plastic manufacturers some 12 years ago in Indonesia, Thailand and Malaysia. Subsequently, Mr. Lian used his successes and business acumen to further venture with partners into other businesses operating in China, India, Philippines, Cambodia and Vietnam.

In 1991, Mr. Lian obtained a Degree in Business Administration from Thames Valley University in the U.K.

Mr. Lian is not a director or officer of any other reporting issuer.

Item 8.01. Other Events

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Asset Purchase Agreement between Affinity Gold Corp. and AMR Project Peru, S.A.C., dated March 2, 2009.

10.2	Geological Report prepared by Dr. Estanislao de la Cruz C., date September 2007.

10.3	Letter Agreement between Affinity Gold Corp. and Mr. Antonio Rotundo, dated March 2, 2009.

10.4	Share Purchase Agreement between Mr. Antonio Rotundo and Mr. Corey Sandberg, dated March 4, 2009.

10.5	Share Purchase Agreement between Mr. Antonio Rotundo and Mr. Johnny Lian, dated March 4, 2009.

99.1	News release dated March 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 9, 2009

AFFINITY GOLD CORP.

By:	/s/ Corey Sandberg
Name:	Corey Sandberg
Title:	Secretary & Director